UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 9

Post Effective

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

APEX RESOURCES INC
(Exact name of registrant as specified in its charter)

Nevada	5091	35-2529753
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Number)	(IRS Employer Identification Number)

Alytaus g. 100, Varėna, Lithuania

(775)253-3921

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Nevada Agent Solutions, LLC

900 S. Meadows Parkway

Reno, Nevada 89521

Tel: (801) 740-0275

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
John E. Lux, Esq.

1629 K Street, Suite 300 Washington, DC 20006

(202) 780-1000

john.lux@securities-law.info

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to Be Registered (1)		Proposed Maximum Offering Price per Share		Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.04 per share	2,000,000	(2)	$0.04	(2)	$80,000	$9.30
TOTAL	2,000,000		$0.04		$80,000	9.30

(1)

In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2)

The registration fee for securities to be offered by the Registrant is based on an estimate of the proposed maximum aggregate offering price of the securities, and such estimate is solely for the purpose of calculating the registration fee pursuant to Rule 457(a).

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

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Note of Explanation:

This post-effective amendment is being filed solely to include a new Legal Opinion Letter on the validity of the shares offered in this prospectus and to update the financial statements to include the most recent audited financial statements dated June 30, 2017. No other changes have been made to the filing since the last amendment.

The information in this prospectus is not complete and may be amended. The Registrant may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer tosell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

APEX RESOURCES INC

2,000,000 SHARES OF COMMON STOCK

This prospectus relates to the offer and sale of a maximum of 2,000,000 shares (the "Maximum Offering") of common stock, $0.04 par value ("Common Shares") by APEX RESOURCES INC, a Nevada corporation ("we", "us", "our", "APEX RESOURCES INC", "Company" or similar terms). There is no minimum for this offering. The offering will commence promptly on the date upon which this prospectus is declared effective by the SEC and will continue for 16 months. We will pay all expenses incurred in this offering. We are an "emerging growth company" under applicable Securities and Exchange Commission rules and will be subject to reduced public company reporting requirements.

The offering of the 2,000,000 shares is a "best efforts" offering, which means that our sole officer and director will use her best efforts to sell the common stock and there is no commitment by any person to purchase any shares. The shares will be offered at a fixed price of $0.04 per share for the duration of the offering. There is no minimum number of shares required to be sold to close the offering. Proceeds from the sale of the shares will be used to fund the initial stages of our business development. We have not made any arrangements to place funds received from share subscriptions in an escrow, trust or similar account. Any funds raised from the offering will be immediately available to us for our immediate use.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

Prior to this offering, there has been no public market for our common stock and we have not applied for the listing or quotation of our common stock on any public market. We have arbitrarily determined the offering price of $0.04 per share in relation to this offering. The offering price bears no relationship to our assets, book value, earnings or any other customary investment criteria. After the effective date of the registration statement, we intend to seek a market maker to file an application with the Financial Industry Regulatory Authority ("FINRA") to have our common stock quoted on the OTC Bulletin Board. We currently have no market maker who is willing to list quotations for our stock. There is no assurance that an active trading market for our shares will develop or will be sustained if developed.

We plan to raise the additional funding for our twelve month business plan by selling the 2,000,000 shares in this offering. If we are able to sell 100% of the offering the proceeds to the company will be $80,000 before the offering costs of $8,511 are deducted. If we are able to sell 75%, 50% or 25% of the offering the proceeds before offering costs would be $60,000, $40,000 or $20,000, respectively. We cannot provide any guarantee that we will be able to sell any of the shares being offered to raise sufficient funds, or any funds at all, to proceed with our twelve month business plan.

We are not "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have office assets and initial operations. Because we are not shell company, the Rule 144 safe harbor is available for the resale of any restricted securities issued by us in any subsequent unregistered offering.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

Our business is subject to many risks and an investment in our shares of common stock will also involve a high degree of risk. You should carefully consider the factors described under the heading "risk factors" beginning on page 8 before investing in our shares of common stock. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ________________, 2016.

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The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

Until ____________, 201__ (90 business days after the effective date of this prospectus) all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

PROSPECTUS SUMMARY

As used in this prospectus, references to the "Company," "we," "our", "us" or "APEX RESOURCES INC" refer to APEX RESOURCES INC unless the context otherwise indicates.

The following summary highlights selected information contained in this prospectus. Before making an investment decision, you should read the entire prospectus carefully, including the "Risk Factors" section, the financial statements, and the notes to the financial statements.

Our Company

APEX RESOURCES INC was incorporated on March 31, 2015, under the laws of the State of Nevada, for the purpose of engaging in the steam room products distribution business, with the objective of becoming a recognized leader in our targeted market for steam room products.

The primary focus of APEX RESOURCES INC will be providing following very high quality streamroom products at extremely competitive prices all the while providing best customer satisfaction service, creating unique customer experience from initial customer contact to final product order from our company.

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We have commenced initial selling activities.

We are in the initial stages of our business development and have realized some revenues to date, our accumulated profit as of June 30, 2016 is $2,708. To date we have raised an aggregate of $105 through a loan from our sole officer and director, Tadas Dabasinskas. The loan is interest free, unsecured and has no term. Proceeds from the loan were used to open the company bank accounts. Additionally, on June 15, 2015, Mr. Dabasinskas was issued 4,000,000 shares of our common stock for cash in the amount of $4,000. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern. The Company's principal offices are located at Alytaus g. 100, Varėna, Lithuania. Our telephone number is (775)253-3921.

Because we purchased our small office on parcel of land in Lithuania and have some initial revenues, we are not shell company.

We plan to raise the additional funding for our twelve month business plan by selling the 2,000,000 shares in this offering. If we are able to sell 100% of the offering the proceeds to the company will be $80,000 before the offering costs of $8,511 are deducted. If we are able to sell 75%, 50% or 25% of the offering the proceeds before offering costs would be $60,000, $40,000 or $20,000, respectively. We cannot provide any guarantee that we will be able to sell any of the shares being offered to raise sufficient funds, or any funds at all, to proceed with our twelve month business plan.

From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial issuance of shares of common stock to our sole officer and director, borrowing $105 from our sole officer and director to open the bank accounts, completing our business plan,developing our website, purchasing our primary small office for $8,655 located at Alytaus g. 100, Varėna, Lithuania.

Our financial statements from inception on March 31, 2015, through June 30, 2016, report $157,445 revenues, cost of sales $141,399 resulting in a gross profit of $16,046. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Tadas Dabasinskas, our sole officer and director, did not agree to serve as an officer or director of the Company at least in part due to a plan, agreement or understanding that he would solicit, participate in, or facilitate the sale of the enterprise to (or a business combination with) a third party which desires to obtain or become a public reporting entity, and Mr.Dabasinskas confirms that he has no such present intention.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

We are an "emerging growth company" within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see "RISK FACTORS RISKS RELATED TO THIS OFFERING AND OUR COMMON STOCK - WE ARE AN `EMERGING GROWTH COMPANY' AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS" on page 8 of this prospectus.

This is a direct participation offering since we are offering the stock directly to the public without the participation of an underwriter. Our sole officer and director will be solely responsible for selling shares under this offering and no commission will be paid on any sales.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. We do not yet have a market maker who has agreed to file such quotation service or that any market for our stock will develop.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common shares.

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Under U.S. federal securities legislation, our common stock will be considered a "penny stock". Penny stock is any equity that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THE OFFERING

Securities offered:	2,000,000 shares of our common stock, par value $0.04 per share.

Offering price:	$0.04

Duration of offering:	The 2,000,000 shares of common stock are being offered for a period of 16 months.

Net proceeds to us:	$80,000, assuming the maximum number of shares sold. For further information on the Use of Proceeds, see page 17.

Market for the common shares:

There is no public market for our shares. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority ("FINRA") for our common stock to eligible for trading on the Over The Counter Bulletin Board. We do not yet have a market maker who has agreed to file such application.

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our common stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Shares outstanding prior to offering:	4,000,000

Shares outstanding after offering:	6,000,000 (if all the shares are sold)

Risk Factors:	The common stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See "Risk Factors" beginning on page 8.

SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the period from March 31, 2015 (Inception) to June 30, 2016. Our working capital as of June 30, 2016 was $(1,658).

June 30, 2016 ($)
Financial Summary (Audited)
Cash and Deposits	$70
Total Assets	$8,436
Total Liabilities	$1,728
Total Stockholder's Equity (Deficit)	$6,708

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Accumulated From March 31, 2015 (Inception) to June 30, 2016 ($)
Statement of Operations
Total Expenses	$13,338
Net Gain for the Period	$2,708
Net Gain per Share	$0.0007

 RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company's common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Because our auditors have issued a going concern opinion, there is substantial uncertainty we will continue operations in which case you could lose your investment.

In their report dated August 16, 2016, our independent registered public accounting firm, Monte C. Waldman, stated that our financial statements for the year ended June 30, 2016, were prepared assuming the company will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business. For the period from inception (March 31, 2015) to June 30, 2016, we incurred a net gain of $2,708. We will need to generate significant revenue in order to achieve consistent profitability and we may never become profitable. We estimate the company will require approximately $13,000 over the next twelve months in a limited operations scenario. The going concern paragraph in the independent auditor's report emphasizes the uncertainty related to our business as well as the level of risk associated with an investment in our common stock. We intend to use the net proceeds from this offering to develop our business operations. To implement our plan of operations we require the funding from the offering or significant revenue for the next twelve months.

We have a very limited history of operations and accordingly there is no track record that would provide a basis for assessing our ability to conduct successful commercial activities. We may not be successful in carrying out our business objectives.

We were incorporated on March 31, 2015 and to date, have been involved primarily in organizational activities and obtaining financing. Accordingly we have little track record of successful business activities, strategic decision making by management, fund-raising ability, and other factors that would allow an investor to assess the likelihood that we will be successful in the steam room products distribution business, with the objective of becoming a recognized leader in our targeted market for steam room products. As of June 30, 2016, we had a net profit of $2,708. New companies in businesses with low barriers to entry, such as ours, often fail to achieve or maintain successful operations, even in favorable market conditions. There is a substantial risk that we will not be successful in our steam room products distribution business activities, or if initially successful, in thereafter generating any operating revenues or in achieving profitable operations.

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We depend to a significant extent on certain key personnel, the loss of any of whom may materially and adversely affect our company.

Currently, we have only one employee, Tadas Dabasinskas, who serves as our sole officer and director. Mr. Dabasinskas does not presently owe fiduciary duties to any company or entities other than Apex Resources. We depend entirely on Mr. Dabasinskas for all of our operations. The loss of Mr. Dabasinskas would have a substantial negative effect on our company and may cause our business to fail. Mr. Dabasinskas has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Dabasinskas' services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our sole officer and director. We do not anticipate entering into employment agreements with them or acquiring key man insurance in the foreseeable future.

We have limited business, sales and marketing experience in our industry.

We have garnered our first customer and have generated initial revenues. While we have plans for marketing our steam room products, there can be no assurance that such efforts will be successful. There can be no assurance that our proposed steam room products distribution offering will gain wide acceptance in its target market or that we will be able to effectively market our products. Additionally, we are a newly-formedcompany with no prior experience in our industry. We are entirely dependent on the services of our sole officer and director, Tadas Dabasinskas, to build our customer base. Our company has no prior experience upon which it can rely in order to garner its future prospective customers to use our products and offerings.  Prospective customers will be less likely to use our steam room products distribution than a competitor's because we have no prior experience in our industry.

We will be dependent on third parties to purchase our merchandise we need in order to engage in and provide our offerings to potential customers. Any increase in the amounts we have to pay to buy our merchandise or any delay or interruption in production because of our suppliers would negatively affect both our ability to make a timely introduction, generate revenues and our results of operations.

We are planning to buy our merchandise (steam room latest models) we need to use to offer our distribution services. Only after we garner sufficient revenues, do we plan on purchasing equipment to make our own line of steam room products. If our current steam room suppliers become inoperable through no fault of our own, we will depend on other suppliers which we do not know now, in order to continue our operations. We will have little or no control over third-party steam room product manufacturers because we cannot control their personnel, schedule or resources. It will be difficult to timely complete steam room product orders from customers if our current steam room suppliers become inoperable through no fault of our own and the current supplier does not immediately ship and / or fulfill our order. Any delay in the fulfillment or shipment of our orders could cause delays in providing our steam room products or timely delivery orders to customers. Any of these factors could cause a steam room product order not to meet our quality standards or expectations, or not to be completed on time or at all. If this happens you could lose your entire investment in our steam room products distribution business.

If we do not attract more new customers, we will not make a substantial profit, which ultimately will result in a cessation of operations.

We currently have one customer who buys our steam room products. We have not identified any more new customers and we cannot guarantee we ever will have any more new customers. Even if we obtain customers, there is no guarantee that we will generate a future substantial profit. If we cannot generate a future substantial profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell our steam room products at prices which generate substantial profit for our company.

We may not be able to compete effectively against our competitors.

We expect to face strong competition from well-established companies and small independent companies who also provide steam room products distribution and that may result in price reductions and decreased demand for our steam room products. We will be at a competitive disadvantage in obtaining the facilities, employees, financing and other resources required to provide the steam room products distribution which we believe will be demanded by prospective customers. Our opportunity to obtain customers may be limited by our financial resources and other assets. We expect to be less able than our larger competitors to cope with generally increasing costs and expenses of doing business.

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Our current or future competitors may compete more successfully in the steam room products distribution business than we do. In particular, any of our competitors may offer products and services that have significant performance, price, creativity and/or other advantages over our services. These products and services may significantly affect the demand for our services. If we are unable to compete successfully, we could lose sales and market share, assuming we gain any market share. We also could experience difficulty hiring and retaining qualified employees. Any of these consequences would significantly harm our business, results of operations and financial condition. There can be no assurance that we will be able to effectively compete with our competitors or that their present and future offerings would render our product obsolete or noncompetitive. This intense competition may have a material adverse effect on our results of operations and financial condition and prevent us from achieving profitable revenue levels from our product.

Current management's lack of experience in and with marketing and selling steam room products distribution means that it is difficult to assess, or make judgments about, our potential success.

Though he has approximately 10 years of experience in the steam room products industry, our sole officer and director has no prior experience with and has never been employed in a job to market and sell such products in the USA. Additionally, our sole officer and director does not have a college or university degree, or other educational background in fields related to marketing and sales of specifically steam room products. With no direct training in marketing and sales, our sole officer and director may not be fully aware of many of the specific requirements related to marketing and selling steam room products in the USA. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to our sole officer and director's future possible mistakes, lack of sophistication, judgment or experience in marketing and sales of steam room products.

Since all of our shares of common stock are owned by our sole officer and director, our other stockholders may not be able to influence control of the company or decision making by management of the company, and as such, our sole officer and director may have a conflict of interest with the minority shareholders at some time in the future.

TadasDabasinskas, our sole officer and director beneficially owns 100% of our issued and outstandingshares of common stock. Even in the event where the maximum number of shares being registered is sold, our sole officer and director will continue to hold a controlling interest in Apex Resources. The interests of Mr. Dabasinskas may not be, at all times, the same as that of our other shareholders. Mr. Dabasinskas is not simply a passive investor but is also an executive officer of the Company, and as such his interests as an executive may, at times be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon our sole officer and director exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer and as member of the Company's board of directors. Also, our sole officer and director will have the ability to control the outcome of most corporate actions requiring shareholder approval, including the sale of all or substantially all of our assets and amendments to our Articles of Incorporation. This concentration of ownership may also have the effect of delaying, deferring or preventing a change of control of us, which may be disadvantageous to minority shareholders.

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We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

Following the effective date of the registration statement in which this prospectus is included, we will file a Registration Statement on Form 8-A to register our common stock as a class of securities under the Securities Exchange Act of 1934 and be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative effect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company."

We will remain an emerging growth company until the earlier of (i) the last day of the fiscal year (A) following the fifth anniversary of our first sale of common equity securities pursuant to an effective registration statement, (B) in which we have total annual gross revenue of at least $1.0 billion, or (C) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

Rule 12b-2 of the Securities Exchange Act of 1934, as amended, defines a "smaller reporting company" as an issuer that is not an investment company, an asset-backed issuer), or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

•

Had a public float of less than $75 million as of the last business day of its most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of its voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

•

In the case of an initial registration statement under the Securities Act or Exchange Act for shares of its common equity, had a public float of less than $75 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

•

In the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $50 million during the most recently completed fiscal year for which audited financial statements are available.

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We qualify as a smaller reporting company, and so long as we remain a smaller reporting company, we benefit from the same exemptions and exclusions as an emerging growth company. In the event that we cease to be an emerging growth company as a result of a lapse of the five year period, but continue to be a smaller reporting company, we would continue to be subject to the exemptions available to emerging growth companies until such time as we were no longer a smaller reporting company.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

We have not evaluated the effectiveness of our internal controls over financial reporting, or the effectiveness of our disclosure controls and procedures, and we will not be required to evaluate our internal controls over financial reporting evaluation, and disclose the results of such evaluation, until the filing of our second annual report. This may harm investor confidence in us and the value of our common stock.

We will be required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for our fiscal year end and disclose such report by management in our annual report. This assessment will need to include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, as well as a statement that our independent registered public accounting firm has issued an opinion on our internal control over financial reporting.

We are in the early stages of the costly and challenging process of compiling the system and processing documentation necessary to perform the evaluation needed to comply with Section 404. We may not be able to complete our evaluation, testing and any required remediation in a timely fashion. During the evaluation and testing process, if we identify one or more material weaknesses in our internal control over financial reporting, we will be unable to assert that our internal controls are effective.

If we are unable to assert that our internal control over financial reporting is effective, or if our independent registered public accounting firm is unable to express an opinion on the effectiveness of our internal controls, we could lose investor confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we may be subject to investigation or sanctions by the Securities and Exchange Commission, or the SEC.

We will be required to disclose changes made in our internal control and procedures, and the effectiveness of our disclosure controls and procedures, on a quarterly basis. However, our independent registered public accounting firm will not be required to formally attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 until the later of the year following our first annual report required to be filed with the SEC, or the date we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, although if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any December 31 before that time, we would cease to be an "emerging growth company" as of the following June 30. To comply with the requirements of being a public company, we may need to undertake various actions, such as implementing new internal controls and procedures and hiring accounting or internal audit staff.

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Any failure to develop or maintain effective controls, or any difficulties encountered in their implementation or improvement, could harm our operating results or cause us to fail to meet our reporting obligations. Any failure to implement and maintain effective internal controls also could adversely affect the results of periodic management evaluations regarding the effectiveness of our internal control over financial reporting. Ineffective disclosure controls and procedures or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our common stock.

In the event that we are not able to demonstrate compliance with Section 404 of the Sarbanes-Oxley Act in a timely manner, that our internal controls are perceived as inadequate or that we are unable to produce timely or accurate financial statements, investors may lose confidence in our operating results and our stock price could decline.

Since our sole officer and director has the ability to be employed by or consult for other companies, their other activities could slow down our operations.

Tadas Dabasinskas, our sole officer and director, is not required to work exclusively for us and does not devote all of his time to our operations. Therefore, it is possible that a conflict of interest with regard to his time may arise based on his employment by other companies. His other activities may prevent him from devoting full-time to our operations which could slow our operations and may reduce our financial results because of the slowdown in operations. It is expected that Tadas Dabasinskas, our President, will devote between 5 and 10 hours per week to our operations on an ongoing basis, and when required will devote whole days and even multiple days at a stretch if our operations increase. We do not have any written procedures in place to address conflicts of interest that may arise between our business and the business activities of our sole officer and director.

We have no employment or compensation agreement with our sole officer and director and as such he may have little incentive to devote time and energy to the operation of the Company.

Tadas Dabasinskas is not subject to any employment or compensation agreement with the Company. Therefore, it is possible that he may decide to focus his efforts on other projects or companies which have a higher economic benefit to him. Currently, Mr. Dabasinskas is not obligated to spend any time at all on Company business and could opt to leave the Company for other opportunities or focus on other business which could negatively impact the Company's ability to succeed. We do not have any expectation that Mr. Dabasinskas will enter into an employment or compensation agreement with the Company in the foreseeable future and the loss of either one would be highly detrimental to our ability to conduct ongoing operations.

Because we may have fewer than three hundred shareholders of record after this offering, we may be able to terminate or suspend our reporting obligations, and if we do that, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board.

Although we have no intention to do so, we will have the ability to terminate or suspend our reporting obligations to the SEC if we will have fewer than three hundred shareholders of record after this offering. If we terminate or suspend our reporting obligations to file reports with the SEC, our shares of common stock will not be eligible for quotation on the OTC Bulletin Board, which could impact your ability to sell your shares of common stock.

The lack of public company experience of our sole officer and director could adversely impact our ability to comply with the reporting requirements of U.S. securities laws.

Tadas Dabasinskas, our sole officer and director lacks public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Mr. Dabasinskas has never been responsible for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934 which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a reporting issuer would be in jeopardy in which event you could lose your entire investment in our company.

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It will be extremely difficult to acquire jurisdiction and enforce liabilities against our sole officer and director and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our sole officer and director resides outside of the United States, in Lithuania. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our sole officer and director or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our sole officer and director under Federal securities laws. Moreover, we have been advised that Lithuania does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the United States. Further, it is unclear if extradition treaties now in effect between the United States and Lithuania would permit effective enforcement of criminal penalties of the Federal securities laws.

RISKS RELATING TO OUR COMMON STOCK

We are selling our offering of 2,000,000 shares of common stock without an underwriter and may be unable to sell any shares.

Our offering of 2,000,000 shares is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our sole officer and director, who will receive no commissions. He will offer the shares to friends, family members, and business associates, however, there is no guarantee that he will be able to sell any of the shares. Unless he is successful in selling all of the shares and we receive the proceeds from this offering, we may have to seek alternative financing to implement our business plan.

Because there is no minimum proceeds the Company can receive from its offering of 2,000,000 shares, the Company may not raise sufficient capital to implement its planned business and your entire investment could be lost.

The Company is making its offering of 2,000,000 shares of common stock on a best-efforts basis and there is no minimum amount of proceeds the Company may receive. Funds raised under this offering will not be held in trust or in any escrow account and all funds raised regardless of the amount will be available to the Company. In the event the company does not raise sufficient capital to implement its planned operations, your entire investment could be lost.

There is no liquidity and no established public market for our common stock and we may not be successful at obtaining a quotation on a recognized quotation service. In such event it may be difficult to sell your shares.

There is presently no public market in our shares. There can be no assurance that we will be successful at developing a public market or in having our common stock quoted on a quotation facility such as the OTC Bulletin Board. There are risks associated with obtaining a quotation, including that broker dealers will not be willing to make a market in our shares, or to request that our shares be quoted on a quotation service. In addition, even if a quotation is obtained, the OTC Bulletin Board and similar quotation services are often characterized by low trading volumes, and price volatility, which may make it difficult for an investor to sell our common stock on acceptable terms. If trades in our common stock are not quoted on a quotation facility, it may be very difficult for an investor to find a buyer for their shares in our Company.

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Our common stock is subject to the "penny stock" rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute "penny stock". Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor's account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor's account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

You will incur immediate and substantial dilution of the price you pay for your shares.

Our existing stockholder acquired his shares at a cost of $0.001 per share, a cost per share substantially less than that which you will pay for the shares you purchase in this offering. Accordingly, any investment you make in these shares will result in the immediate and substantial dilution of the net tangible book value of those shares from the $0.04 you pay for them.

We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorize the issuance of 75,000,000 shares of common stock. As of the date of this prospectus, the Company had 4,000,000 shares of common stock outstanding. Accordingly, we may issue up to an additional 71,000,000 shares of common stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

There is no current trading market for our securities and if a trading market does not develop, purchasers of our securities may have difficulty selling their shares.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have an application filed for admission to quotation of our securities on the OTC Bulletin Board after this prospectus is declared effective by the SEC. If for any reason our common stock is not quoted on the OTC Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

We intend to become subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, which will require us to incur audit fees and legal fees in connection with the preparation of such reports. These additional costs will negatively affect our ability to earn a profit.

 Following the effective date of the registration statement in which this prospectus is included, we will be required to file periodic reports with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 and the rules and regulations thereunder. In order to comply with such requirements, our independent registered auditors will have to review our financial statements on a quarterly basis and audit our financial statements on an annual basis. Moreover, our legal counsel will have to review and assist in the preparation of such reports. Although we believe that the approximately $10,000 we have estimated for these costs should be sufficient for the 12 month period following the completion of our offering, the costs charged by these professionals for such services may vary significantly. Factors such as the number and type of transactions that we engage in and the complexity of our reports cannot accurately be determined at this time and may have a major negative affect on the cost and amount of time to be spent by our auditors and attorneys. However, the incurrence of such costs will obviously be an expense to our operations and thus have a negative effect on our ability to meet our overhead requirements and earn a profit.

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However, for as long as we remain an "emerging growth company" as defined in the Jumpstart Our Business Startups Act of 2012, we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an "emerging growth company." We will remain an "emerging growth company" for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that you become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

After, and if ever, we are no longer an "emerging growth company," we expect to incur significant additional expenses and devote substantial management effort toward ensuring compliance with those requirements applicable to companies that are not "emerging growth companies," including Section 404 of the Sarbanes-Oxley Act.

We are an "emerging growth company" and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart our Business Startups Act of 2012, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we will rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Under the Jumpstart Our Business Startups Act, "emerging growth companies" can delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have irrevocably elected not to avail ourselves to this exemption from new or revised accounting standards and, therefore, we will be subject to the same new or revised accounting standards as other public companies that are not "emerging growth companies."

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a "secondary trading" exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering.

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Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of our company.

Though not now, in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors: (i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and "interested stockholders" for three years after the "interested stockholder" first becomes an "interested stockholder," unless the corporation's board of directors approves the combination in advance. For purposes of Nevada law, an "interested stockholder" is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term "business combination" is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation's assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of our company from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. There is no assurance that stockholders will be able to sell shares when desired.

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USE OF PROCEEDS

Our public offering of 2,000,000 shares is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.04. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated. If all the shares are not sold the priority of each individual use of proceeds are reflected in the order listed in the following table.

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,511	$8,511	$8,511	$8,511
Proceeds after offering expenses	$11,489	$31,489	$51,489	$71,489
Legal, Accounting & Filing	$10,000	$10,000	$10,000	$11,000
Office Setup	$0	$846	$2,446	$4,600
Website development	$0	$10,043	$12,893	$16,192
Marketing & Advertising	$1,489	$10,600	$11,100	$12,300
Salaries	$0	$0	$15,050	$27,397
Totals	$11,489	$31,489	$51,489	$71,489

_____________

(1)	Expenditures for the 12 months following the completion of this offering. The expenditures are categorized by significant area of activity.

(2)	Please see a detailed description of the use of proceeds in the "Plan of Operation" section of this prospectus.

DETERMINATION OF THE OFFERING PRICE

The offering price of the 2,000,000 shares being offered has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

DILUTION

The price of our offering of 2,000,000 shares is fixed at $0.04 per share. This price is significantly higher than the $0.001 price per share, for the 4,000,000 shares of common stock issued to Tadas Dabasinskas, our sole officer and director on June 15, 2015.

Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders. The following tables compare the differences of your investment in our shares with the investment of our existing stockholders.

As of June 30, 2016, the net tangible book value of our shares of common stock was $6,708 or $0.0017 per share based upon 4,000,000 shares outstanding.

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Existing Stockholder if all of the Shares are Sold

Price per share	$0.04
Net tangible book value per share before offering	$0.0017
Potential gain to existing shareholder	$80,000
Potential gain to existing shareholder net of offering expenses	$78,197
Net tangible book value per share after offering	$0.0130
Increase to present stockholders in net tangible book value per share after offering	$0.011
Capital contributions	$4,000
Number of shares outstanding before the offering	4,000,000
Number of shares after offering	6,000,000
Percentage of ownership after offering	66.6%

Purchasers of Shares in this Offering if all Shares Sold

Price per share	$0.04
Dilution per share	$0.027
Capital contributions	$80,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	2,000,000
Percentage of ownership after offering	33.3%

Purchasers of Shares in this Offering if 75% of Shares Sold

Price per share	$0.04
Dilution per share	$0.029
Capital contributions	$60,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,500,000
Percentage of ownership after offering	27%

Purchasers of Shares in this Offering if 50% of Shares Sold

Price per share	$0.04
Dilution per share	$0.032
Capital contributions	$40,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	1,000,000
Percentage of ownership after offering	20%

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Purchasers of Shares in this Offering if 25% of Shares Sold

Price per share	$0.04
Dilution per share	$0.036
Capital contributions	$20,000
Percentage of capital contributions	100%
Number of shares after offering held by public investors	500,000
Percentage of ownership after offering	11%

DESCRIPTION OF SECURITIES

GENERAL

There is no established public trading market for our common stock. Our authorized capital stock consists of 75,000,000 shares of common stock, with $0.001 par value per share. As of the date of this prospectus, there are 4,000,000 shares of our common stock issued and outstanding held by 1 stockholder of record. We have no shares of preferred stock authorized.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock. This description does not purport to be a complete description of all of the rights of our stockholders and is subject to, and qualified in its entirety by, the provisions of our most current Articles of Incorporation and Bylaws, which are included as exhibits to this Registration Statement.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Director of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have pre-emptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote.

Our Bylaws provide that at all meetings of the stockholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or the Articles of Incorporation, a majority of the votes cast at a meeting of the stockholders shall be necessary to authorize any corporate action to be taken by vote of the stockholders. A "plurality" means the excess of the votes cast for one candidate over any other. When there are more than two competitors for the same office, the person who receives the greatest number of votes has a plurality.

We do not have any preferred stock authorized in our Articles of Incorporation, and we have no warrants, options or other convertible securities issued or outstanding.

NEVADA ANTI-TAKEOVER LAWS

The Nevada Business Corporation Law contains a provision governing "Acquisition of Controlling Interest." This law provides generally that any person or entity that acquires 20% or more of the outstanding voting shares of a publicly-held Nevada corporation in the secondary public or private market may be denied voting rights with respect to the acquired shares, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights in whole or in part. The control share acquisition act provides that a person or entity acquires "control shares" whenever it acquires shares that, but for the operation of the control share acquisition act, would bring its voting power within any of the following three ranges: (1) 20 to 33 1/3%, (2) 33 1/3 to 50%, or (3) more than 50%. A "control share acquisition" is generally defined as the direct or indirect acquisition of either ownership or voting power associated with issued and outstanding control shares. The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from the provisions of the control share acquisition act through adoption of a provision to that effect in the Articles of Incorporation or Bylaws of the corporation. Our Articles of Incorporation and Bylaws do not exempt our common stock from the control share acquisition act. The control share acquisition act is applicable only to shares of "Issuing Corporations" as defined by the act. An Issuing Corporation is a Nevada corporation, which; (1) has 200 or more stockholders, with at least 100 of such stockholders being both stockholders of record and residents of Nevada; and (2) does business in Nevada directly or through an affiliated corporation.

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At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

The Nevada "Combination with Interested Stockholders Statute" may also have an effect of delaying or making it more difficult to effect a change in control of the Company. This statute prevents an "interested stockholder" and a resident domestic Nevada corporation from entering into a "combination," unless certain conditions are met. The statute defines "combination" to include any merger or consolidation with an "interested stockholder," or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an "interested stockholder" having; (1) an aggregate market value equal to 5 percent or more of the aggregate market value of the assets of the corporation; (2) an aggregate market value equal to 5 percent or more of the aggregate market value of all outstanding shares of the corporation; or (3) representing 10 percent or more of the earning power or net income of the corporation. An "interested stockholder" means the beneficial owner of 10 percent or more of the voting shares of a resident domestic corporation, or an affiliate or associate thereof. A corporation affected by the statute may not engage in a "combination" within three years after the interested stockholder acquires its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. If approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (1) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which she became an interested stockholder, whichever is higher; (2) the market value per common share on the date of announcement of the combination or the date the interested stockholder acquired the shares, whichever is higher; or (3) if higher for the holders of preferred stock, the highest liquidation value of the preferred stock. The effect of Nevada's business combination law is to potentially discourage parties interested in taking control of the Company from doing so if they cannot obtain the approval of our board of directors.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

PLAN OF DISTRIBUTION

We have 4,000,000 common shares of common stock issued and outstanding as of the date of this prospectus. The Company is registering 2,000,000 shares of its common stock for sale at the price of $0.04 per share. There is no arrangement to address the possible effect of the offering on the price of the stock. In connection with the Company's selling efforts in the offering, Tadas Dabasinskas will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the "safe harbor" provisions of SEC Rule 3a4-1, promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Tadas Dabasinskas is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Tadas Dabasinskas will not be compensated in connection with his participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Tadas Dabasinskas is not, and has not been within the past 12 months, a broker or dealer, and he is not, and he has not been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Tadas Dabasinskas will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Tadas Dabasinskas will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii).

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We will receive all proceeds from the sale of the 2,000,000 shares being offered. The price per share is fixed at $0.04 for the duration of this offering. Although our common stock is not listed on a public exchange or quoted over-the-counter, we intend to seek to have our shares of common stock quoted on the OTC Bulletin Board. In order to be quoted on the OTC Bulletin Board, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved. A market may never develop for our common stock.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares of common stock sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.04 per share.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which we have complied. In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective. We will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

We are not "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have office assets and initial operations. Because we are not shell company, the Rule 144 safe harbor is available for the resale of any restricted securities issued by us in any subsequent unregistered offering.

Terms of the Offering

The shares will be sold at the fixed price of $0.04 per share until the completion of this offering. There is no minimum amount of subscription required per investor, and subscriptions, once received, are irrevocable. This offering will commence on the date of this prospectus and continue for a period of 16 months. At the discretion of our board of director, we may discontinue the offering before expiration of the 16-month period.

 Penny Stock Rules

The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or provided that current price and volume information with respect to transactions in such securities is provided by the exchange).

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate her or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock, (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

DESCRIPTION OF BUSINESS

ORGANIZATION WITHIN THE LAST FIVE YEARS

On March 31, 2015, the Company was incorporated under the laws of the State of Nevada. We are engaged in the steam room products distribution business, with the objective of becoming a recognized leader in our targeted market for steam room products.

Tadas Dabasinskas has served as our President, Secretary Treasurer and as a Director, from March 31, 2015, until the current date. Our board of directors is comprised of one person: Tadas Dabasinskas.

We are authorized to issue 75,000,000 shares of common stock, par value $0.04 per share. To date we have raised an aggregate of $105 through a loan from our sole officer and director, Tadas Dabasinskas to open the company's bank accounts. The loan is interest free, unsecured and has no term. Additionally, on June 15, 2015, Mr. Dabasinskas purchased 4,000,000 shares of our common stock in exchange for $4,000. The 4,000,000 were valued at $0.001 per share, the par value of our shares of common stock.

IN GENERAL

We were incorporated on March 31, 2015 in the State of Nevada. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since we have a specific business plan or purpose. We are not "shell company" within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have office assets and initial operations.

We have not had preliminary contact or discussions with, nor do we have any present plans, proposals, arrangements or understandings with, any representatives of the owners of any business or company regarding the possibility of an acquisition or merger.

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From inception until the date of this filing we have had limited operating activities, primarily consisting of the incorporation of our company, the initial issuance of shares of common stock to our sole officer and director, borrowing $105 from our sole officer and director to open the company's bank accounts, completing our business plan, developing our website and purchasing our small business office in Lithuania on June 30, 2015 for $8,655 USD.

Our financial statements from inception on March 31, 2015 through June 30, 2016, report revenues of $157,445 and cost of sales of $141,399, resulting in a gross profit of $16,046. Our net gain from inception to June 30, 2016 was $2,708. Our independent auditor has issued an audit opinion for our Company which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We are in the initial stages of our business development in the steam room products distribution business, with the objective of becoming a recognized leader in our targeted market for steam room products for homes in the US.

We intend to use the net proceeds from this offering to develop our business operations. To implement our complete plan of operations we require funding of $80,000 for the next twelve months. After twelve months period we may need additional financing. If we do not generate any revenue we may need a minimum of $10,000 of additional funding to pay for SEC filing requirements. Tadas Dabasinskas, our sole officer and director, has agreed to loan the Company funds, however, he has no firm commitment, arrangement or legal obligation to advance or loan funds to the Company. If we do not generate any or sufficient revenue and Mr. Dabasinskas does not loan us funds, then we plan to raise such additional funding by way of private debt or equity financing, but have not commenced any activities to raise such funds. We cannot provide any assurance that we will be able to raise such additional funding. The Company's principal offices are located at Alytaus g. 100, Varėna, Lithuania.

We expect to have operations outside of the US in 24 months' time. For the next 12-24 months we will be expanding our operations in US only. The officer/director lives in Lithuania and my company purchased office there. The office will be used in 24 months to expand our business into European Union.

Our operations to date have been devoted primarily to start-up and development activities, which include: (i) formation of the Company; (ii) development of our business plan; (iii) market research related to the development of our business, (iv) website development and (v) primary business office purchase in Lithuania.

OUR PRODUCTS AND SERVICES

Our objective is to enter into the steam room products distribution industry and to become a recognized leader in our targeted market for steam room products for the US homes.

The primary focus of APEX RESOURCES INC will be providing following steam room products: luxury steam room latest models of different sizes and shapes, to satisfy the most demanding customer tastes, also steam room accessories, steam Supplies and other steam products: Folding Steam Room Bench, Steamdoor Adhesive Bulb Seal, Steam Start/Stop Control, Cedar Steam Room Bench + Backrest, HomeWizard Wireless Steam Room Control, Steam Round Steam Head, Steam Square Steam Head, Commercial Steam Head Cover, Aroma Steam Essential Oil Delivery System, Music Therapy Speakers, Aroma Steam Room Oils, Steam Drain Pans, Steam Digital Control Package, Residential steam generators, Day Spa Steam generators ,Commercial steam generators. We will provide steam room products to US wholesalers and we hope will gain popularity within our target market. Steam room products are part of bigger spa industry. That is why our product is "steam room products" and our industry is the spa industry. Our target markets are steam room products wholesale distributors and eventually to individual home owners in the US.Management believespotential clients will purchase from us as our goal is to provide excellent customer service and competitive pricing.

When and if we raise enough money in the offering and / or make enough money from our current business operations, we will proceed to develop, manufacture and market our own brand of steam room products: we believe this way our company will be more profitable than to continue re-selling other company`s products.

We currently have agreements with these suppliers: Decasso International, Guangdong Grand, Hangzhou Oulin, Xiamen Sigmar and Zhongshan Frae, all located in China.When we need products, we ask each of these suppliers for a latest and best quote and we choose one and order from that supplier.A copy of each agreement andterms thereof are attached as Exhibit 10.1 to the Registration Statement on Form S-1 as filed.

Management believes we can compete in this industry because we plan to give customers shorter delivery times, better customer service, and our prices are among the lowest in the industry.

OUR MARKET

We have conducted a brief market research on the internet, into the likelihood of success of our operations or the acceptance of our product and services by the public. Our research has shown that steam room products are in a great demand within our target market. According to the information provided by the Global Wellness Institute which has commissioned six landmark research studies, three of which were executed by renowned research firm, SRI International. Below are some of the key charts from each report, the updated, topline industry figures and the GWI official definition of wellness, wellness tourism and spa. For more information on our study please visit: http://www.globalwellnessinstitute.com/

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THE LATEST NUMBERS

The global wellness industry is a $3.4 trillion market, or 3.4 times larger than the worldwide pharmaceutical industry. Key sectors include:

Healthy Eating/Nutrition/Weight Loss ($574.2 bil.)

Fitness & Mind/Body ($446.4 bil.)

Beauty & Anti-Aging ($1.025 tril.)

Preventative/Personalized Health ($432.7 bil.)

Complementary/Alternative Medicine ($186.7 bil.)

Workplace wellness ($40.7 bil.)

Wellness Lifestyle Real Estate ($100 bil.)

The global wellness tourism market expanded to $494 billion in revenues in 2013, a 12.5 percent gain over 2012, and significantly outpacing SRI's original growth forecast of 9 percent.

The global spa industry grew from $60 billion in 2007 to $94 billion in 2013- or an annual 7.7 percent growth rate, even across long global recession years.

SRI International also estimates a 27 percent increase in the number of spas worldwide in the last seven years: from 71,762 in 2007, to 105,591 today.

In 2014, SRI undertook the first-ever analysis of the thermal/mineral springs sector, finding that it is a $50 billion global market, spanning 26,847 properties worldwide.

An inherent goal of the Global Spa Economy report was to promote the value of flexibility in defining the term "spa" and to understand its different interpretations by businesses and consumers around the world. With this end in mind, the team from SRI International put forth the following definition for spas:

Spas are defined as establishments that promote wellness through the provision of therapeutic and other professional services aimed at renewing the body, mind, and spirit.

Most consumers and industry executives would agree that at its core - no matter its size, form, or business model - a spa is an establishment that focuses on the promotion of wellness. The concepts of wellness, the healing traditions drawn upon, and the therapeutic techniques applied differ dramatically across both nations and businesses.

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Hydrothermal bathing (including saunas, hammams, steam rooms, hydrotherapy pools, etc.) dates back thousands of years and is one of the most ancient spa practices.

COMPETITION

There are few barriers of entry in the steam room products distribution business and the level of competition is extremely high. There are many steam room products distribution companies. We will be in direct competition with them. Many large steam room products distribution companies have greater financial capabilities than we do and will be able to provide more favorable services to the potential customers. Many of these companies may have a greater, more established customer base than us. We will likely lose business to such companies.

1. Mr.Steam makes luxurious steam showers, products include towel warmers, aromasteam, chromasteam, in-shower seats, speakers: http://www.mrsteam.com/

2. Cedar brook sauna products include head covers, steam generator controls, folding benches, steam room benches, systems speaker systems, steam room lighting: www.cedarbrooksauna.com

3. Home Depot products include Steam Showers in the Bath Department: http://www.homedepot.com/

4. Amerec products include steam bath generators:www.amerec.com

5. Thermasol products include steam baths and saunas for domestic and commercial use: www.thermasol.com

6. Tylö products include Steam and Shower products: www.tylo.com

Management believes we can compete in this industry because we plan to give customers shorter delivery times, better customer service, and based upon management's experience in the industry, our prices are among the lowest in the industry.

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MARKETING

We plan to use an active marketing strategy that will be based on developing visibility among our potential customers through participating in exhibitions, such as

1. Minneapolis Home + Garden Show www.homeandgardenshow.com

2. The Great Big Home + Garden Show www.greatbighomeandgarden.com

3. Cincinnati Home & Garden Show www.cincinnatihomeandgardenshow.com. Cincinnati's largest and longest running spring showcase with array of the area's newest and innovative home products and services.

4. Fort Wayne Home & Garden Show www.home-gardenshow.com

5. Home Improvement and Garden Show www.novihomeshow.com

6. Portland Home & Garden Show www.otshows.com The Portland Home & Garden show is Oregon's Largest Home and Garden Show

SALES

We intend to generate revenues by selling our steam room products to wholesale distributors and eventually to individual home owners in the US.

We would only quote customers on the price after they have provided us all the details. This would allow us to customize orders for the customer and more accurately determine the true costs of materials and labor before we give a quote.

Usually, the larger the order, the lower the per-item pricing as it requires less labor.

EMPLOYEES; IDENTIFICATION OF CERTAIN SIGNIFICANT EMPLOYEES

We currently have no employees, other than our sole officer and director, Tadas Dabasinskas. Tadas Dabasinskas, our sole officer and director, handles the Company's day-to-day operations. We intend to hire employees on an as needed basis.

INSURANCE

We do not maintain any insurance and do not intend to maintain insurance in the near future. Because we do not have any insurance, if we are made a party of a legal action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

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OFFICE

The Company's principal office is located at Alytaus g. 100, Varėna, Lithuania.

GOVERNMENT REGULATION

We will be required to comply with all regulations, rules and directives of governmental authorities and agencies in any jurisdiction which we would conduct activities in the future. As of now there are no required government approvals present that we need approval from or any existing government regulation on our business.

We currently have not obtained any copyrights, patents or trademarks. We do not anticipate filing any copyright or trademark applications related to any assets over the next 12 months.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

MARKET INFORMATION

ADMISSION TO QUOTATION ON THE OTC BULLETIN BOARD

We intend to have our common stock be quoted on the OTC Bulletin Board. If our securities are not quoted on the OTC Bulletin Board, a security holder may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of our securities. The OTC Bulletin Board differs from national and regional stock exchanges in that it: (i) is not situated in a single location but operates through communication of bids, offers and confirmations between broker-dealers, and (ii) securities admitted to quotation are offered by one or more Broker-dealers rather than the "specialist" common to stock exchanges.

To qualify for quotation on the OTC Bulletin Board, an equity security must have one registered broker-dealer, known as the market maker, willing to list bid or sale quotations and to sponsor the company listing. We do not yet have an agreement with a registered broker-dealer, as the market maker, willing to list bid or sale quotations and to sponsor the Company listing. If the Company meets the qualifications for trading securities on the OTC Bulletin Board our securities will trade on the OTC Bulletin Board until a future time, if at all. We may not now and it may never qualify for quotation on the OTC Bulletin Board. A market may never develop for our common stock.

TRANSFER AGENT

We have not retained a transfer agent to serve as transfer agent for shares of our common stock. Until we engage such a transfer agent, we will be responsible for all record-keeping and administrative functions in connection with the shares of our common stock.

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HOLDERS

As of the date of this prospectus, the Company had 4,000,000 shares of our common stock issued and outstanding held by 1 holder of record.

DIVIDEND POLICY

We have not declared or paid dividends on our common stock since our formation, and we do not anticipate paying dividends in the foreseeable future. Declaration or payment of dividends, if any, in the future, will be at the discretion of our Board of Directors and will depend on our then current financial condition, results of operations, capital requirements and other factors deemed relevant by the Board of Directors. There are no contractual restrictions on our ability to declare or pay dividends. See the Risk Factor entitled, "Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them."

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan as our steam room products distribution business activities progress.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

Certain statements contained in this prospectus, including statements regarding the anticipated development and expansion of our business, our intent, belief or current expectations, primarily with respect to the future operating performance of the Company and the products we expect to offer and other statements contained herein regarding matters that are not historical facts, are "forward-looking" statements. Future filings with the Securities and Exchange Commission, future press releases and future oral or written statements made by us or with our approval, which are not statements of historical fact, may contain forward-looking statements, because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.

All forward-looking statements speak only as of the date on which they are made. We undertake no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they are made.

PLAN OF OPERATION

Our cash balance is $70 as of June 30, 2016. At June 30, 2016, the company had working capital of $(1,658). Our cash balance is not sufficient to fund our limited levels of operations.

Even under a limited operations scenario to maintain our corporate existence, we believe we will require a minimum of $10,000 in additional cash over the next 12 months to pay for the remainder of our total offering costs, and to maintain our regulatory reporting and filings. Management believes the company will require a minimum of approximately $40,000 over the next twelve months to remain in business, either from revenues or funding. Other than our planned offering, we currently have no arrangement in place to cover this shortfall.

These funds will have to be raised through equity financing, debt financing, or other sources, which may result in the dilution in the equity ownership of our shares. We will also require additional financing to sustain our business operations if we are ultimately not successful in earning revenues. We currently do not have any arrangements regarding this offering or following this offering for further financing and we may not be able to obtain financing when required. Obtaining commercial loans, assuming those loans would be available, will increase our liabilities and future cash commitments.

There are no assurances that we will be able to obtain further funds required for our continued operations. Even if additional financing is available, it may not be available on terms we find favorable. At this time, there are no anticipated sources of additional funds in place. Failure to secure the needed additional financing will have an adverse effect on our ability to remain in business.

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Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have generated $126,727 in revenues but no significant increase in revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage. To meet our need for cash we are attempting to raise money from this offering. There is no assurance that we will be able to sell any of the securities being offered in this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, it will last one year, but we may need more funds to develop growth strategy, and we will have to revert to obtaining additional money.

We have commenced development of our planned steam room products distribution business. In the next twelve months, following completion of our public offering, we plan to engage in the following activities to expand our business operations:

Our plan of operation over the next 12 months depend on how much in funds we raise in this offering, indicated as indicated in the following chart:

	25% of	50% of	75% of	100% of
	shares sold	shares sold	shares sold	shares sold

Gross Proceeds from this Offering (1):	$20,000	$40,000	$60,000	$80,000
Offering expenses	$8,511	$8,511	$8,511	$8,511
Proceeds after offering expenses	$11,489	$31,489	$51,489	$71,489
Legal, Accounting & Filing	$10,000	$10,000	$10,000	$11,000
Office Setup	$0	$846	$2,446	$4,600
Website development	$0	$10,043	$12,893	$16,192
Marketing & Advertising	$489	$10,600	$11,100	$12,300
Salaries	$0	$0	$15,050	$27,397
Totals	$11,489	$31,489	$51,489	$71,489

PLAN OF OPERATION

During the first stages of our growth, our director will provide all of the labor required to execute our business plan at no charge, except we intend to hire a website programmer on a contract basis for three months at an estimated cost of $3,500-$5,000 to develop and test our website. These funds will come from cash on hand from revenues or loans from our director.

Our president will devote approximately 10 to 20 hours of his time to our operations. Once we begin operations, and are able to attract more and more customers to buy our product he has agreed to commit more time as required. Because he will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a cessation of operations.

If the need for cash arises before we complete our public offering, we may be able to borrow funds from our director although there is no such formal agreement in writing. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

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Upon completion of our public offering, our specific goal is to profitably sell our product. Our plan of operations is as follows:

Establish Our U.S. Office

Month 1-2: Our director will take care of our initial administrative duties. A temporary office in the USA will be established with basic office equipment, which should not exceed $4,600 in expenses. If we sell the maximum shares in this offering we will spend up to $4,600 to set up the office. The office will be used for initial communication with supplier and distributors in the USA and hold all related samples and paperwork.

Development of Our Website

Months 3-5: During this period, we intend to further develop our website. Prior to the offering we plan to hire a web designer to help us with the design and basic development of our website. We do not have any written agreements with any web designers at current time. The basic website development cost is expected to be $3,500-$5,000. After we receive funding from the offering we will continue with the website development and implementation which is estimated to be $10,000-$16,000.Updating and improving our website will continue throughout the lifetime of our operations.

Negotiation With Potential Customers (Distributors And Brokers)

Months 5-12: We hope to negotiate agreements with national medium-sized wholesale and wholesale Steam Room Distribution companies. To date, several medium-sized wholesale Steam Room Distribution companies have expressed interest in our products. We have contacted buyers from these companies and have engaged in discussion regarding supplying Steam Room Distribution products; also we sold to one of the Steam Room Distribution firms. We have no written agreements with any of them at the current time but we will be providing samples to several buyers in an attempt to secure contracts with these companies. Providing samples to our main prospects should cost between $500 and $2,300 including shipping costs, these costs are included in our Marketing costs noted below. As soon as we get approval from potential buyers the product will be shipped directly from manufacturer to the buyer, or picked up and delivered from the supplier at one of their U.S. representative locations.

Marketing

Months 5-12: We plan to advertise through home improvement trade shows and a road show campaign at the stores of our future customers, distributors and brokers. We intend to develop and maintain a database of potential customers who may want to purchase Steam Room products from us. We will follow up with these clients periodically, send them our new catalogues and offer them presentations and special discounts from time to time. We plan to print catalogues and flyers and mail them to potential customers. We intend to use marketing strategies, such as web advertisements, direct mailing, samples for main prospects and phone calls to acquire potential customers. We intend to spend between $500 and $12,000 on marketing efforts during the first year, depending upon the success of the offering. Marketing is an ongoing matter that will continue during the life of our operations.

Hire a Salesperson

Months 8-10:  If we are able to raise at least 50% of our offering we intend to hire one salesperson with experience and established network in the Steam Room Distribution industry. The salesperson's job would be to find new potential customers, and to execute agreements with them to buy our Steam Room Distribution products. Compensation to the salesperson would be a small salary and commissions on sales. Estimated cost is approximately from $15,000 to $27,000.

It is our plan that when we have enough money we want to start making and selling our own brand of steam room products (steam rooms).

For the current time, our company is focused on getting our second and third customer and selling them more of the steam rooms. I hope we can add second and third customer in the next 12-18 months.

ACCOUNTING AND AUDIT PLAN

Our independent auditor is expected to charge us approximately $1,500 to review our quarterly financial statements and approximately $2,500 to audit our annual financial statements. In the next twelve months, we anticipate spending approximately $7,000 to pay for our accounting and audit requirements.

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SEC FILING PLAN

We intend to become a reporting company in 2016 after our registration statement on Form S-1 is declared effective. This means that we will file documents with the United States Securities and Exchange Commission on a quarterly basis.

We expect to incur costs of approximately $1,000 per quarter to support our quarterly and annual filings, in addition to the $7,000 in auditing costs noted above. In the next twelve months, we anticipate spending approximately $4,000 for costs in connection with our three quarterly filings, annual filing, legal fees and costs associated with filing the registration statement to register our common stock.

RESULTS OF OPERATIONS

We have had $157,445 in operating revenues and $141,399 in cost of goods sold since our inception on March 31, 2015 through June 30, 2016. Our activities have been financed from $16,046 in gross profits, a loan of $105 from our sole officer and director to open the company bank accounts and $4,000 from the sale of 4,000,000 shares of common stock to our director.

For the period from inception through June 30, 2016, we incurred operating expenses of $13,338, consisting primarily of professional fees and office expenses and recorded a provision for income tax of $1,297 for a net gain of $2,708.

For the year ended June 30, 2016 we generated $125,269 in revenues and $116,882 in cost of goods sold for a gross profit of $8,837. We incurred operating expenses of $12,013, consisting primarily of professional fees and advertising and promotion for a net income (loss) of $(3,625).

For the year ended June 30, 2015 we generated $32,176 in revenues and $24,517 in cost of goods sold for a gross profit of $7,631. We incurred operating expenses of $1,325, consisting primarily of bank fees and provision for income tax for a net income (loss) of $6,334.

LIQUIDITY AND CAPITAL RESOURCES

At June 30, 2016, we had a cash balance of $70. At June 30, 2016, the company had working capital of $(1,658).

Since inception on March 31, 2015 the company has generated $16,046 in gross profits, had a loan of $105 from our sole officer and director to open the company bank accounts and received $4,000 from the sale of 4,000,000 shares of common stock to our director. We have used $13,338 to pay for operating expenses and purchased property of $8,656.

Based on our current cash position, we will not be able to continue operations for approximately 12 months, assuming we do not raise additional funding. We believe our current cash and revenue from sales will only be sufficient to cover our expenses for filing required quarterly and annual reports with the Securities and Exchange Commission and our status as a corporation in the State of Nevada for the next 12 months.These expenses are expected to be approximately $5,000 to $7,500 per quarter.Our current cash with no further revenues or loans from our director will last approximately one month.Our officer/director has verbally agreed to provide funding in a limited scenario if necessary.The agreement is verbal and has no specific terms of repayment.We must raise $80,000 to complete our plan of operation for the next 12 months.Management believes the company will require a minimum of approximately $40,000 over the next twelve months to remain in business, either from revenues or funding. We do not have any financing arranged and we cannot provide investors with any assurance that we will be able to raise sufficient additional funding if we are unable to complete our offering. In the absence of such financing, our business will fail.There are no assurances that we will be able to achieve further sales of our common stock or any other form of additional financing. If we are unable to achieve the financing necessary to continue our plan of operations, then we will not be able to continue our plan of operation for the next 12 months and our business will fail.

GOING CONCERN CONSIDERATION

Our independent auditors included an explanatory paragraph in their report on the accompanying financial statements regarding concerns about our ability to continue as a going concern. Our financial statements contain additional note disclosures describing the circumstances that lead to this disclosure by our independent auditors. Our financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

OFF BALANCE SHEET ARRANGEMENTS.

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2015.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

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Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;

b.	the product has been shipped from either Apex Resources or one of our suppliers, and;

c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer's needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2015 is 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Lithuanian taxes under Lithuanian corporate rules. As we become profitable, and have sustained revenue within Lithuania, we may become subject to Lithuanian taxes.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

34

On June 10, 2014, The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended June 30, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2016, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officer and director is as follows:

Name	Age	Positions

Tadas Dabasinskas	35	President, Secretary, Treasurer and Director

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years.

TADAS DABASINSKAS

Ms. Tadas Dabasinskas has served as President, Secretary, Treasurer and our sole Director since establishing APEX RESOURCES INC on March 31, 2015. Mr. Dabasinskas has approximately 10 years of experience working in the sauna products distribution industry at the private company, Baltija Lietuvos Pirtis LTD, in Vilnius, Lithuania, where he held a variety of positions. A summary of his positions at Baltija Lietuvos Pirtis LTD is as follows:

July 2005 - June 2010 sales manager

•	Prepared sales charts and samples for presentations to clients

•	Performed sales presentations and closed sales of sauna and steam room products

•	Complied data to forecasted market trends

June 2010 - March 2015 Sales Vice President

•	Compiled and analyzed steam room sales data information to prepare entries to accounts, such as general ledger account and document business transactions

•	Prepared sales reports and sales statements for company President

•	Assisted sales and marketing department in preparing sauna and steam room product market forecasts

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•	Monitored sales accounts and made appropriate corrections

•	Maintained reports with steam room clients, vendors and external auditors and regulators

•	Developed technological processes for new market orders

From September 2000 to June 2005, Mr. Dabasinskas attended Klaipėda University, in Klaipėda, Lithuania, where he obtained a Bachelor Degree in Humanities.

Mr. Dabasinskas's desire to found our company and his background in the sauna and steam room products distribution industry led to our conclusion that Mr. Dabasinskas should be serving as a member of our board of directors in light of our business and structure.

TERM OF OFFICE

Directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company's Bylaws provide that the Board of Directors will consist of no less than one member. Officers are elected by and serve at the discretion of the Board of Directors.

DIRECTOR INDEPENDENCE

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of her family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by directors and us with regard to our director's business and personal activities and relationships as they may relate to us and our management.

SIGNIFICANT EMPLOYEES AND CONSULTANTS

We currently have no employees, other than our sole officer and director, Tadas Dabasinskas.

AUDIT COMMITTEE AND CONFLICTS OF INTEREST

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is in the early stages of business and has only one director, and to date, he has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

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INVOLVEMENT IN CERTAIN LEGAL PROCEEDINGS

No director, person nominated to become a director, executive officer, promoter or control person of our company has, during the last ten years: (i) been convicted in or is currently subject to a pending a criminal proceeding (excluding traffic violations and other minor offenses); (ii) been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to any federal or state securities or banking or commodities laws including, without limitation, in any way limiting involvement in any business activity, or finding any violation with respect to such law, nor (iii) any bankruptcy petition been filed by or against the business of which such person was an executive officer or a general partner, whether at the time of the bankruptcy or for the two years prior thereto.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our board of directors. Nevertheless, every effort will be made to ensure that the views of stockholders are heard by the board of directors, and that appropriate responses are provided to stockholders in a timely manner. During the upcoming year, our board of directors will continue to monitor whether it would be appropriate to adopt such a process.

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information regarding each element of compensation that we paid or awarded to our named executive officers for fiscal 2016:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) *	Option Awards ($) *	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Tadas Dabasinskas (1)	2015	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
	2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

____________

(1)	Appointed President, Secretary, Treasurer and Director March 31, 2015.

Our officer and director has not received monetary compensation since our inception to the date of this prospectus. We currently do not pay any compensation to our officer or director.

For the foreseeable future Mr. Dabasinskas does not plan to take any compensation for his services to the company. He plans to put back into the company all the profits it generates.

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STOCK OPTION GRANTS

We had no outstanding equity awards as of the end of the fiscal period ended June 30, 2016 or through the date of filing of this prospectus. The following table sets forth certain information concerning outstanding stock awards held by our officers and our directors as of the fiscal year ended June 30, 2016:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Tadas Dabasinskas (1)	-0-	-0-	-0-	-0-	N/A	-0-	-0-	-0-	-0-

__________

(1)	Appointed President, Secretary, Treasurer and Director March 31, 2015.

EMPLOYMENT AGREEMENTS

The Company is not a party to any employment agreement and has no compensation agreement with our officer or director.

DIRECTOR COMPENSATION

The following table sets forth director compensation as of June 30, 2016:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)

Tadas Dabasinskas (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1)	Appointed President, Secretary, Treasurer and Director March 31, 2015.

We have not compensated our director for his service on our Board of Directors since our inception. There are no arrangements pursuant to which the director will be compensated in the future for any services provided as a director.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of the date of this prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using "beneficial ownership" concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which she or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus. We do not have any outstanding warrant, options or other securities exercisable for or convertible into shares of our common stock.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)
Common Stock	Tadas Dabasinskas (3)	4,000,000	100.0%

All directors and executive officers as a group (1 person)		4,000,000	100.0%

__________________

(1)	The percentages below are based on 4,000,000 shares of our common stock issued and outstanding as of the date of this prospectus.

(2)	c/o APEX RESOURCES INC, Alytaus g. 100, Varėna, Lithuania.

(3)	Appointed President, Treasurer and Director March 31, 2015.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On June 15, 2015, we issued 4,000,000 shares of common stock to Tadas Dabasinskas, our President, Secretary and a Director, at an issue price of $0.001 per share, in exchange for $4,000.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. For further information with respect to us and the securities offered by this prospectus, reference is made to the registration statement. We do not file reports with the Securities and Exchange Commission, and we will not otherwise be subject to the proxy rules. The registration statement and other information may be read and copied at the Commission's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains a web site at http://www.sec.gov that contains reports and other information regarding issuers that file electronically with the Commission.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and in the registration statement have been audited by Monte C. Waldman, CPA, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the common stock hereby will be passed upon for us by John E. Lux, Esquire.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

In mid-March 2016 the registrant's director received a telephone call from KCC & Associates notifying the company that they would no longer act as the company's independent registered public accounting firm. No resignation letter or notice in writing was received by the company. On April 26, 2016, the Board of Directors of the Registrant accepted the verbal resignation of KCC & Associates. The Board of Directors of the Registrant approved the verbal resignation of KCC & Associates. The report of KCC & Associates on the Company's financial statements for the year ended June 30, 2015 or subsequent interim periods did not contain an adverse opinion or disclaimer of opinion, nor was qualified or modified as to uncertainty, audit scope or accounting principles, except that the Registrant's audited financial statements contained in its Registration Statement on Form S-1 for the fiscal year ended June 30, 2015 included a going concern qualification.

There were no disagreements with KCC & Associates whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to KCC & Associates' satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report on the registrant's financial statements.

The registrant requested that KCC & Associates furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. The letter is attached as Exhibit 16 to the Company's Form 8-K filed on May 2, 2016.

On April 26, 2016, the registrant engaged Monte C. Waldman, CPA as its independent accountant. During the most recent fiscal year (since inception) and the interim periods preceding the engagement, the registrant has not consulted Monte C. Waldman, CPA regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

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APEX RESOURCES INC

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended June 30, 2016 are included herewith.

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Monte C. Waldman,

CPA 4701 N Federal Hwy,

Office #312 Pompano Beach,

FL 33064 (954)234-0353

montewaldcpa@gmail.com

Registered Public Company Accountant's Independent Opinion Report

To the Board of Directors and Stockholders'

Apex Resources Inc.

Alyataus g. 100

Var na, Lithuania

I have audited the balance sheet for Apex Resources Inc. and the related statements of operations,cash flows and stockholders' equity for the year then ended as of June 30, 2016 and 2015. These financial statements are the responsibility of the Company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that I plan and perform the audit to obtain reasonable assurance about whether these financial statements are free of material misstatements, irregularities, errors, and omissions. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures asserted in the financial statements. An audit also includes assessing the overall financial statements presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Apex Resources Inc. as of June 30, 2016 and 2015 and the related statements of operations, stockholders' equity, and cash flows for the fiscal year then ended June 30, 2016 and 2015; are in conformity with US Generally Accepted Accounting Principles (US GAAP).

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. As discussed in Note 3 to the financial statements, the company has experienced limited operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also not described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. My opinion is not modified with respect to the matter.

Monte C. Waldman, CPA

August 16, 2016

F-1

APEX RESOURCES INC
BALANCE SHEETS (Audited)

	June 30, 2016	June 30, 2015

ASSETS

CURRENT ASSETS
Cash	$70	$3,081

TOTAL CURRENT ASSETS	70	3,081

FIXED ASSETS
Building	$4,328	$4,328
Accumulated Depreciation - Building	(289)	-
Land	4,328	4,328

TOTAL FIXED ASSETS	8,366	8,655

TOTAL ASSETS	$8,436	$11,736

LIABILITIES AND STOCKHOLDERS' EQUITY
LIABILITIES
Current Liabilities:
Loan Payable - Due to Director	$431	$105
Income Tax Payable	1,297	1,297

TOTAL LIABILITIES	$1,728	$1,402

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value; 4,000,000 shares issued and outstanding at June 30, 2016 and June 30, 2015	4,000	4,000
Profit (loss) accumulated during the development stage	2,708	6,334

Total Stockholders' Equity	$6,708	$10,334

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,436	$11,736

The accompanying notes are an integral part of these financial statements

F-2

APEX RESOURCES INC
STATEMENTS OF OPERATIONS
(Audited)

	Year	Year
	Ended	Ended
	June 30, 2016	June 30, 2015
REVENUES
Sales:
Merchandise Sales	$125,269	$32,176
Total Income	125,269	32,176

Cost of Goods Sold:
Purchases - Resale Items	$116,882	$24,517
Total Cost of Goods Sold	116,882	24,517

Gross Profit	8,387	7,659

Operating Expenses:

General and administrative	$7,492	$28
Depreciation	289	-
Advertising & Promotion	4,232	-

Total Expenses	12,013	28

Income Before Income Tax	$(3,625)	$7,631

Provision for Income Tax	-	1,297

Net Income for Period	(3,625)	6,334

Net gain (loss) per share:
Basic and diluted	$(0.0009)	$0.0016

Weighted average number of shares outstanding:

Basic and diluted	4,000,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-3

APEX RESOURCES INC
STATEMENTS OF CASH FLOWS
(Audited)

	Year	Year
	Ended	Ended
	June 30, 2016	June 30, 2015

Operating activities:
Net Income	$(3,625)	$6,334
Adjustment to reconcile net loss to net cash provided by operations:

Changes in assets and liabilities:
Accumulated Depreciation	289	-
Provision for Income Tax	-	1,297
Net cash provided by operating activities	(3,337)	7,631

Financing activities:

Proceeds from issuance of common stock	-	4,000
Due to related party	326	105

Net cash provided by financing activities	326	4,105

Investing activities:
Purchase of Building	-	(8,655)

Net cash provided by investing activities	-	(8,655)

Net increase in cash	(3,011)	3,081

Cash, beginning of period	3,081	-

Cash, end of period	$70	$3,081

Supplemental disclosure of cash flow information:

Cash paid during the period

Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-4

APEX RESOURCES INC
(A DEVELOPMENT STAGE COMPANY)
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY From Inception March 31, 2015 to June 30, 2016

	Common Stock		Additional	Additional	Accumulated	Total
	Number of	Par	Paid in	Paid-in	Gain	Shareholders'
	Shares	Value	Capital	Capital	(Deficit)	Equity

Balance, March 31, 2015 (Inception)	-	$-	$-	$-	$-	$-

Common Shares issued:
for cash on June 15, 2015	4,000,000	4,000	-	-		4,000

Net gain (loss)	-	-	-	-	6,334	6,334
Balance, June 30, 2015	4,000,000	$4,000	$-	$-	$6,334	$10,334

Net gain (loss)	-	-	-	-	(3,625)	(3,625)
Balance, June 30, 2016	4,000,000	$4,000	$-	$-	$2,708	$6,708

The accompanying notes are an integral part of these financial statements

F-5

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

Note 1: Organization and Basis of Presentation

Apex Resources Inc (the "Company") is a for profit corporation established under the Corporation

Laws of the State of Nevada on March 31, 2015.

The primary focus of Apex Resources Inc will be providing very high quality stream room products at competitive prices. The Company is a newly created company and is subject to all risks inherent to the establishment of a start-up business enterprise. The Company's operations are based in Lithuania, but use the U.S. dollar as its functional currency.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company's fiscal year-end is June 30.

The Financial Statements and related disclosures as of June 30, 2016 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission ("SEC"). Unless the context otherwise requires, all references to "Apex", "Apex Resources", "we", "us", "our" or the "company" are to Apex Resources Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, "Disclosures about Fair Value of Financial Instruments", requires disclosure of fair value information about financial instruments. ASC 820, "Fair Value Measurements" defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of March 31, 2016.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-6

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 "Earnings per Share", which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either Apex Resources or one of our suppliers, and;
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer's needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-7

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal years 2016 and 2015 is 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Lithuanian taxes under Lithuanian corporate rules. As we become profitable, and have sustained revenue within Lithuania, we may become subject to Lithuanian taxes.

Recent Accounting Pronouncements

The Financial Accounting Standards Board ("FASB") periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board ("FASB") issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended June 30, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board ("FASB") which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2016, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-8

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period from inception (March 31, 2015) to June 30, 2016, the Company had a net profit of $2,708. The Company's ability to continue as a going concern is dependent upon the Company's ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through the proceeds from an offering pursuant to a Registration Statement on Form S-1 or private placements of restricted securities or the issuance of stock in lieu of cash for payment of services until such a time as profitable operations are achieved. There are no written agreements in place for such funding or issuance of securities and there can be no assurance that such will be available in the future. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

In June 2015 the Director and President of the Company made the initial deposits to the Company's bank accounts (checking and savings) in the amount $105 which is being carried as a loan payable. In January 31, 2016 the Director loaned the company an additional $326. The balance of the loan at June 30, 2016 is $431. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

The Company has 75,000,000 shares of common stock with a par value of $0.001 per share.

On June 15, 2015 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000.

As of June 30, 2016 there were no outstanding stock options or warrants.

F-9

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

Note 8: Fixed Assets

In June 30, 2015 the Company purchased land and a small office located at Alytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. The Company will utilize the space as a primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Land - 0 years

Buildings - 15 years

Office Equipment - 7 years

For the year ended June 30, 2016 the Company recorded depreciation expense of $289 for the building.

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, "Income Taxes." Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity's financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2016 was 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

The components of income (loss) before income taxes were comprised of the following:

Year ended June 30, 2016
Tax jurisdictions from:
-U.S.	$2,708
Income (loss) before income taxes	$2,708

F-10

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2016

Provision for income taxes (at 17%) consisted of the following:

Year ended June 30, 2016
Current:
460
Income tax expense	$460

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

Year Ended June 30, 2016

Deferred tax assets:
Net operating tax carryforward	$(2,708)
Tax rate	17%
Gross deferred tax assets	460
Valuation allowance	(460)

Net deferred tax assets	$-0-

Apex Resources Inc is registered in the State of Nevada and is subject to United States of America tax law. As of June 30, 2016, the operations in the United States of America incurred $2,708 of cumulative net operating income.

Note 10: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company's director. The nature and details of the transaction are described in Note 6.

Note 11: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued, August 16, 2016. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-11

APEX RESOURCES INC

INDEX TO FINANCIAL STATEMENTS

Our audited financial statements for the period ended June 30, 2017 are included herewith.

F-12

KIRTANE & PANDIT LLP CHARTERED ACCOUNTATS

H-16, Saraswat Colony, Sitladevi Temple Road, Mahim (W), Mumbai 400016

T: 91-22-24444119 Email:kpcamumbai@kirtanepandit.com

To the Board of Directors and Stockholders'

Apex Resources Inc. Alyataus g. 100

Varna, Lithuania

Report of Independent Registered Public Accounting Firm

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Apex Resources Inc. (the "Company") as of June 30, 2017, and the related statements of income, retained earnings, and cash flows for each of the two years in the period ended June 30, 2017 and the related notes ( collectively referred to as the “ financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financials position of the Company as of June 30, 2017 and 2016, and the results of its operations and its cash flows for each of the two years in the period ended June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States)(“PCAOB”), the Company’s internal control over financial reporting as of June 30, 2017 based on the criteria established in Internal Control – Integrated Framework (2013) issued by the committee of Sponsoring Organisation of Treadway Commission and our report dated June 30, 2017 expressed an unqualified opinion on the Company’s internal control over financial reporting.

Basis of Opinion

The financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We have served as the Company’s auditor since December 2016.

We are public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error of fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosers in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provide a reasonable basis for our opinion.

Critical Audit Matters

The accompanying financial statements have been prepared assuming that the company will continue as a going concern. We draw attention to Note 3 to the financial statements, the company has incurred a loss of $ 50394 since inception, the company’s net worth is fully eroded and has negative net worth of $ 3194, considering that it raise substantial doubt about its ability to continue as a going concern. Management has given its plan in regard to these matters which are described in the notes to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to the matter.

For Kirtane & Pandit LLP

Chartered Accountants

FRN: 105215W/W100057

PCAOB FIRM ID NO 5686

/s/ Milind Bhave

Partner

Membership No. 047973

Place: Mumbai, India

Date: December 5, 2017

F-13

APEX RESOURCES INC
BALANCE SHEETS (Audited)

	June 30, 2017	June 30, 2016

ASSETS

CURRENT ASSETS
Cash	$2,756	$70

TOTAL CURRENT ASSETS	2,756	70

FIXED ASSETS
Building	$4,328	$4,328
Accumulated Depreciation - Building	(577)	(289)
Land	4,328	4,328

TOTAL FIXED ASSETS	8,078	8,366

TOTAL ASSETS	$10,834	$8,436

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities:
Accounts Payable	$10,000	$-
Accrued Expenses	1,500	-
Loan Payable - Due to Director	1,231	431
Income Tax Payable	1,297	1,297

TOTAL LIABILITIES	$14,028	$1,728

STOCKHOLDERS' EQUITY

Common stock: authorized 75,000,000; $0.001 par value;
5,080,000 and 4,000,000 shares issued and outstanding at
June 30, 2017 and June 30, 2016	$5,080	$4,000
Additional Paid In Capital	42,120	-
Profit (loss) accumulated during the development stage	(50,394)	2,708

Total Stockholders' Equity	$(3,194)	$6,708

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$10,834	$8,436

The accompanying notes are an integral part of these financial statements

F-14

APEX RESOURCES INC
STATEMENTS OF OPERATIONS
(Audited)

	Year	Year
	Ended	Ended
	June 30, 2017	June 30, 2016
REVENUES
Sales:
Merchandise Sales	$125,386	$125,269
Total Income	125,386	125,269

Cost of Goods Sold:
Purchases - Resale Items	$113,880	$116,882
Total Cost of Goods Sold	113,880	116,882

Gross Profit	11,507	8,387

Operating Expenses:
General and administrative	$21,221	$7,492
Depreciation	289	289
Advertising & Promotion	43,100	4,232

Total Expenses	64,609	12,013

Income Before Income Tax	$(53,102)	$(3,625)

Provision for Income Tax	-	-

Net Income for Period	(53,102)	(3,625)

Net gain (loss) per share:
Basic and diluted	$(0.0105)	$(0.0009)

Weighted average number of shares outstanding:
Basic and diluted	5,080,000	4,000,000

The accompanying notes are an integral part of these financial statements

F-15

APEX RESOURCES INC
STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY (Audited)
From Inception March 31, 2015 to June 30, 2017

	Common Stock				Total
	Number of		Additional	Accumulated	Shareholders'
	Shares	Par Value	Paid in Capital	Gain (Deficit)	Equity

Balance, March 31, 2015 (Inception)	-	$-	$-	$-	$-

Common Shares issued:
for cash on June 15, 2015	4,000,000	4,000	-		4,000

Net gain (loss)	-	-	-	6,334	6,334
Balance, June 30, 2015	4,000,000	$4,000	$-	$6,334	$10,334

Net gain (loss)	-	-	-	(3,625)	(3,625)
Balance, June 30, 2016	4,000,000	$4,000	$-	$2,708	$6,708

Common Shares issued:
for cash on June 15, 2015	1,080,000	1,080	42,120		43,200

Net gain (loss)	-	-	-	(53,102)	(53,102)
Balance, June 30, 2016	5,080,000	$5,080	$42,120	$(50,394)	$(3,194)

The accompanying notes are an integral part of these financial statements

F-16

APEX RESOURCES INC
STATEMENTS OF CASH FLOWS
(Audited)

	Year	Year
	Ended	Ended
	June 30, 2017	June 30, 2016

Operating activities:
Net Income	$(53,102)	$(3,625)
Adjustment to reconcile net loss to net cash
provided by operations:
Changes in assets and liabilities:
Accumulated Depreciation	289	289
Accounts Payable	10,000
Accrued Expenses	1,500
Provision for Income Tax	-	-
Net cash provided by operating activities	(41,314)	(3,337)

Financing activities:
Proceeds from issuance of common stock	43,200	-
Due to related party	800	326

Net cash provided by financing activities	44,000	326

Investing activities:
Purchase of Building	-	-

Net cash provided by investing activities	-	-

Net increase in cash	2,686	(3,011)

Cash, beginning of period	70	3,081

Cash, end of period	$2,756	$70

Supplemental disclosure of cash flow information:

Cash paid during the period
Taxes	$-	$-
Interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-17

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

Note 1: Organization and Basis of Presentation

Apex Resources Inc (the “Company”) is a for profit corporation established under the Corporation Laws of the State of Nevada on March 31, 2015.

The primary focus of Apex Resources Inc is providing very high quality stream room products at competitive prices. The Company is a newly created company and is subject to all risks inherent to the establishment of a start-up business enterprise. The Company’s operations are based in Lithuania, but use the U.S. dollar as its functional currency.

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in U.S. dollars. The Company’s fiscal year-end is June 30.

The Financial Statements and related disclosures as of June 30, 2017 are audited pursuant to the rules and regulations of the United States Securities and Exchange Commission (“SEC”). Unless the context otherwise requires, all references to “Apex”, “Apex Resources”, “we”, “us”, “our” or the “company” are to Apex Resources Inc.

Note 2: Significant Accounting Policies and Recent Accounting Pronouncements

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Actual results could differ from those estimates.

Due to the limited level of operations, the Company has not had to make material assumptions or estimates other than the assumption that the Company is a going concern.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents.

Fair Value of Financial Instruments

ASC 825, “Disclosures about Fair Value of Financial Instruments”, requires disclosure of fair value information about financial instruments. ASC 820, “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements. Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of June 30, 2017.

The respective carrying values of certain on-balance-sheet financial instruments approximate their fair values. These financial instruments include cash, accrued liabilities and notes payable. Fair values were assumed to approximate carrying values for these financial instruments since they are short term in nature and their carrying amounts approximate fair value.

F-18

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

Development Stage Entity

The Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

Basic and Diluted Loss Per Share

The Company computes earnings (loss) per share in accordance with ASC 260-10-45 “Earnings per Share”, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic earnings (loss) per share is computed by dividing net earnings (loss) available to common stockholders by the weighted average number of outstanding common shares during the period. Diluted earnings (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive earnings (loss) per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments, and therefore, basic and diluted earnings (loss) per share are equal.

Revenue Recognition

The company follows the guidelines of ASC 605-15 for revenue recognition. Revenue is recognized when all the following conditions have been met:

a.	the customer has prepaid for the product;
b.	the product has been shipped from either Apex Resources or one of our suppliers, and;
c.	the product has been delivered and signed for by the customer as evidenced by the shipping company.

The company is the primary obligor in the sales transaction. We are able to select suppliers based upon the customer’s needs, we do not have a key supplier, we have sales agreements with multiple suppliers and we are able to set the price of the product to the customer. Customers are allowed to return the products within 30 days for exchange or refund if defects in manufacturing are identified. The company does not believe the 30 day exchange or refund will have a material impact on our revenue recognition as any product which has a defect in manufacturing will be returned to the supplier for replacement or refund for the customer based upon pursuant law and the Uniform Commercial Code.

Based on the above, the Company determined that the revenue recognition for the sales is in accordance with the FASB ASC 605-15-25-1.

Income Taxes

We use the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

F-19

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2017 is 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

Income taxes are calculated and accrued for U.S. taxes only. The company does not currently accrue any Lithuanian taxes under Lithuanian corporate rules. As we become profitable, and have sustained revenue within Lithuania, we may become subject to Lithuanian taxes.

Recent Accounting Pronouncements

The Financial Accounting Standards Board (“FASB”) periodically issues new accounting standards in a continuing effort to improve standards of financial accounting and reporting. The Company has reviewed the recently issued pronouncements. During this review the Company decided to early adopt ASU 2014-10 which eliminates the definition of a development stage entity, eliminates the development stage presentation and disclosure requirements under ASC 915, and amends provisions of existing variable interest entity guidance under ASC 810.

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. The Company has adopted the amendment as of fiscal year ended June 30, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of June 30, 2017, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

F-20

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

Note 3: Going Concern

The accompanying financial statements and notes have been prepared assuming that the Company will continue as a going concern.

For the period from inception (March 31, 2015) to June 30, 2017, the Company had a net profit (loss) of $(50,394). The Company’s ability to continue as a going concern is dependent upon the Company’s ability to generate sufficient revenues to operate profitably or raise additional capital through debt financing and/or through sales of common stock.

Management plans to fund operations of the Company through revenues which have been consistent to fund current levels of operations. Management believes that this plan provides an opportunity for the Company to continue as a going concern.

The failure to achieve the necessary levels of profitability or obtain the additional funding would be detrimental to the Company.

Note 4: Concentrations

Initial sales are concentrated with one client. Sales are made without collateral and the credit-related losses are insignificant or non-existent. Accordingly, there is no provision made to include an allowance for doubtful accounts.

Note 5: Legal Matters

The Company has no known legal issues pending.

Note 6: Debt

In June 2015 the Director and President of the Company made the initial deposits to the Company’s bank accounts (checking and savings) in the amount $105 which is being carried as a loan payable. In January 31, 2016 the Director loaned the company an additional $326 and during the year ended June 30, 2017 he paid an invoice for $800 on behalf of the Company. The balance of the loan at June 30, 2017 is $1,231. The loan is non-interest bearing, unsecured and due upon demand.

Note 7: Capital Stock

The Company has 75,000,000 s hares of common stock with a par value of $0.001 per share.

On June 15, 2015 the Company issued 4,000,000 shares of common stock for a purchase price of $0.001 per share to its sole director. The Company received aggregate gross proceeds of $4,000. As of June 30, 2017 there were no outstanding stock options or warrants.

In November 2016 the Company sold and issued 1,080,000 shares at $0.04 per share pursuant to its recent offering on a Registration Statement on Form S-1. The shares were issued to 31 independent shareholders for proceeds of $43,200.

F-21

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

Note 8: Fixed Assets

In June 30, 2015 the Company purchased land and a small office located at Aytaus g. 100, Varena, Lithuania. The purchase price of $8,655 was allocated as $4,327.50 for the building and $4,327.50 for the land. The Company utilizes the space as a primary office.

Fixed assets are stated at cost. The Company utilizes straight-line depreciation over the estimated useful life of the asset.

Land – 0 years

Buildings – 15 years

Office Equipment – 7 years

For the year ended June 30, 2017 the Company recorded depreciation expense of $289 for the building.

Note 9: Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized. ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

We have no material uncertain tax positions for any of the reporting periods presented.

Our effective tax rate for fiscal year 2017 was 17%, which we expect to be fairly consistent in the near term. Our tax rate is also affected by discrete items that may occur in any given year, but are not consistent from year to year.

The components of income (loss) before income taxes were comprised of the following:

Year ended June 30, 2016
Tax jurisdictions from:
–U.S.	$(3,625)
Income (loss) before income taxes	$(3,625)

F-22

Apex Resources Inc

Notes to the Audited Financial Statements

June 30, 2017

Provision for income taxes (at 17%) consisted of the following:

Year ended June 30, 2016
Current:
(616)
Income tax expense	$(616)

Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carryforwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a valuation allowance.

Year Ended June 30, 2017

Deferred tax assets:
Net operating tax carryforward	$(51,602)
Tax rate	17%
Gross deferred tax assets
Valuation allowance	(8,772)

Net deferred tax assets	$-0-

Apex Resources Inc is registered in the State of Nevada and is subject to United States of America tax law.

Note 10: Related Party Transactions

The Company's sole officer and director is involved in other business activities and may in the future, become involved in other business opportunities as they become available.

The Company has a related party transaction involving the Company’s director. The nature and details of the transaction are described in Note 6.

Note 11: Subsequent Events

The Company has evaluated events subsequent through the date these financial statements have been issued, August 9, 2017, to assess the need for potential recognition or disclosure in this report. Such events were evaluated through the date these financial statements were available to be issued. Based upon this evaluation, it was determined that no subsequent events occurred that require recognition or disclosure in the financial statements.

F-23

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

APEX RESOURCES INC

2,000,000 SHARES OF COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until __________, 201__ (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ___________, 201__

42

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company.

Amount
Item	(US$)
SEC Registration Fee	$11
Transfer Agent Fees	1,000
Legal Fees	3,000
Accounting Fees	4,500
TOTAL	$8,511

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company's Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada General Business Corporation Law, as amended from time to time (the "Nevada Corporate Law"), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe her conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such officer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

RECENT SALES OF UNREGISTERED SECURITIES

Within the past two years we have issued and sold the following securities without registration:

On June 15, 2015, we issued 4,000,000 shares of common stock to Tadas Dabasinskas, our President, Secretary, Treasurer and sole Director, in exchange for $4,000. The foregoing offering was made to a non-U.S. person, with no directed selling efforts in the U.S., where offering restrictions were implemented in a transaction pursuant to the exclusion from registration provided by Rule 903(b)(3) of Regulation S, promulgated pursuant to the Securities Act of 1933, as amended.

43

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Exhibit	Description

3.1	Articles of Incorporation of Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of John E. Lux, Esquire regarding the legality of the securities being registered
10.1	Material Agreements with Suppliers (filed previously)
16.1	Letter re Change in Certifying Accountant (included previously)
23.1	Consent of John E. Lux, Esquire (included in Exhibit 5.1)
23.2	Consent of Monte C. Waldman, CPA (filed previously)
23.3	Consent of Kirtane & Pandit LLP

44

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss.230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

45

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

46

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the city of Varėna, Lithuania on December 14, 2017.

APEX RESOURCES INC

By:	/s/ Tadas Dabasinskas
Name:	Tadas Dabasinskas
Title:	President and Treasurer
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tadas Dabasinskas	President, Treasurer and Director	December 14, 2017.
Tadas Dabasinskas	(Principal Executive, Financial and Accounting Officer)

47

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tadas Dabasinskas, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of APEX RESOURCES INC, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Tadas Dabasinskas	President, Secretary, Treasurer and Director	December 14, 2017.
(principal executive officer, principal
financial officer, and principal accounting officer)

48

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Incorporation of Registrant (filed previously)
3.2	Bylaws of the Registrant (filed previously)
5.1	Opinion of John E. Lux, Esquire regarding the legality of the securities being registered
10.1	Material Agreements with Suppliers (filed previously)
16.1	Letter re Change in Certifying Accountant (filed previously)
23.1	Consent of John E. Lux, Esquire (included in Exhibit 5.1)
23.2	Consent of Monte C. Waldman, CPA (filed previously)
23.3	Consent of Kirtane & Pandit LLP

49